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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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HOST AMERICA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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HOST AMERICA CORPORATION
Two Broadway
Hamden, Connecticut 06518
(203) 248-4100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held March 26, 2003

TO THE SHAREHOLDERS OF HOST AMERICA CORPORATION:

       NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Host America Corporation, a Colorado corporation (the "Company"), will be held at Quinnipiac University, 275 Mount Carmel Avenue, Hamden, Connecticut 06518, on March 26, 2003, at 10:00 a.m., Eastern Time, and at any adjournment thereof (the "Meeting"), for the purpose of considering and acting upon the following matters:

1.	The election of three directors of the Company.
2.	The approval of the Company’s 2003 Stock Option Plan.
3.	The ratification of the appointment of Carlin, Charron & Rosen, LLP as independent auditors for the year ending June 30, 2003.
4.	The transaction of such other business as may properly come before the Meeting.

       This Proxy Statement and the accompanying proxy are being mailed to the shareholders of the Company on or about February 6, 2003.

       Only holders of record of the Company's common stock and preferred stock at the close of business on February 5, 2003 are entitled to notice of and to vote at the Meeting.

       All shareholders, whether or not they expect to attend the Meeting in person, are urged to sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope, which requires no additional postage if mailed in the United States. The granting of a proxy will not affect your right to vote in person if you attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS.

Geoffrey W. Ramsey PRESIDENT

Hamden, Connecticut
February 6, 2003

HOST AMERICA CORPORATION

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION

       The enclosed proxy is solicited by and on behalf of the Board of Directors of Host America Corporation, a Colorado corporation (the "Company" or "Host"), for use at the Company's Annual Meeting of Shareholders to be held at Quinnipiac University, 275 Mount Carmel Avenue, Hamden, Connecticut 06518, on March 26, 2003, at 10:00 a.m., Eastern Time, and at any adjournment thereof (the "Meeting"). This proxy statement and the accompanying proxy are being mailed to the shareholders of the Company on or about February 6, 2003.

       Any person signing and returning the enclosed proxy may revoke it at any time before it is voted by giving written notice of revocation to the Company's stock transfer agent or by voting in person at the Meeting. Any written notice revoking a proxy should be sent to: Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401. The expense of soliciting proxies, including the cost of preparing, assembling and mailing these proxy materials, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, fax or internet without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses for that purpose.

       All shares represented by valid proxies will be voted in accordance therewith at the Meeting. If no direction is made, validly executed and returned proxies will be voted for the election of the nominees for director named below, for the approval of the 2003 Stock Option Plan, for ratification of the appointment of independent auditors and in the discretion of the proxy holders with respect to any other matters properly brought before the Meeting.

       The Company's Annual Report to Shareholders for the fiscal year ended June 30, 2002 is being mailed along with these proxy materials to the Company's shareholders and contains financial information regarding the Company. See "Financial Information," below.

SHARES OUTSTANDING AND VOTING RIGHTS

       All voting rights are vested exclusively in the holders of the Company's $.001 par value common stock (the "Common Stock") and $.001 par value Series A preferred stock (“Series A Preferred Stock”), with each share entitled to one vote. Only shareholders of record at the close of business on February 5, 2003 are entitled to notice of and to vote at the Meeting. On February 5, 2003, the Company had 2,178,627 shares of Common Stock outstanding and 700,000 shares of Series A Preferred Stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of directors. The Common Stock and Series A Preferred Stock vote as a single class. No fractional shares are presently outstanding.

       A majority of the outstanding shares of Common Stock and Series A Preferred stock represented in person or by proxy will constitute a quorum at the Meeting. The three nominees for director receiving the most votes for election will be elected director, provided that a quorum is present. The proposals to approve the adoption of the 2003 Stock Option Plan and to ratify the appointment of the independent auditors will be approved if the votes cast in favor of the proposals exceed the votes cast against them, again provided that a quorum is present. Abstentions and broker non-votes will have no effect on the election of directors or the proposals to approve the adoption of the 2003 Stock Option Plan and to approve the appointment of the independent auditors, but will be counted for purposes of determining if a quorum is present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information regarding persons known to the Company to beneficially own five percent or more of the Common Stock or Series A Preferred Stock as of February 5, 2003. This information is based upon filings made by such persons with the Securities and Exchange Commission (the "SEC") and upon information provided to the Company. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of February 5, 2003 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder's name.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common and Preferred Stock Outstanding
Roger Lockhart P.O. Box 10 Beaver, AR 72613	484,130	(1)	16.30%
Robert Vaughan 2315 Kachina St. Mesa, AZ 85203	150,000	(2)	5.22%

(1)

Mr. Lockhart is the beneficial owner of 392,330 shares of Common Stock and 8,300 publicly-traded warrants to purchase 8,300 shares of Common Stock.  Mr. Lockhart’s wife owns 48,100 publicly-traded warrants to purchase 48,100 shares of Common Stock and an additional 35,400 warrants to purchase 35,400 shares of Common Stock.  Mr. and Mrs. Lockhart’s publicly-traded warrants were acquired on the open market at varying times and for varying prices.  The publicly-traded warrants are exercisable until July 28, 2003 at an exercise price of $5.50 per share.  Mrs. Lockhart’s 35,400 warrants to purchase 35,400 shares of Common Stock, at an exercise price of $2.00 per share, were issued pursuant to a private offering and expire January 31, 2008.

(2)	Mr. Vaughn is the beneficial owner of 150,000 shares of Series A Preferred Stock.

SECURITY OWNERSHIP OF MANAGEMENT

       The following table sets forth certain information as of February 5, 2003, regarding the Common Stock and Series A Preferred Stock beneficially owned by each director, nominee for director, each executive officer named in the summary compensation table below (the "Named Executive Officers") and all directors and executive officers as a group. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of February 5, 2003 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder's name.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common and Preferred Stock Outstanding
Geoffrey W. Ramsey and Debra Ramsey c/o Host America Corporation Two Broadway Hamden, CT 06518	383,930 (1)	12.73%
David J. Murphy c/o Host America Corporation Two Broadway Hamden, CT 06518	379,180 (2)	12.57%
Anne L. Ramsey c/o Host America Corporation Two Broadway Hamden, CT 06518	32,827 (3)	1.13%
Thomas P. and Irene Eagan 11 Woodhouse Avenue Northford, CT 06472	141,000 (4)	4.84%
Patrick J. Healy c/o Host America Corporation Two Broadway Hamden, CT 06518	41,410 (5)	1.42%
John D’Antona c/o Host America Corporation Two Broadway Hamden, CT 06518	26,324 (6)	*
Gilbert Rossomando c/o Host America Corporation Two Broadway Hamden, CT 06518	129,061 (7)	4.44%
Mark Cerreta c/o Host America Corporation Two Broadway Hamden, CT 06518	129,061 (8)	4.44%
Tammi Didlot 2200 Southeast 3rd Street Moore, OK 73160	4,675 (9)	*
All Directors and Executive Officers as a Group (9 persons)	1,239,148	41.81%

*	Less than 1%.
(1)

Mr. Ramsey is the beneficial owner of 21,850 shares of Common Stock, options to purchase 130,000 shares of Common Stock, warrants to purchase 7,080 shares of Common Stock and 225,000 shares of Series A Preferred Stock.  Mr. Ramsey’s 130,000 options include the following options to purchase Common Stock, all of which are exercisable for a period of ten years from the date of issuance: (i) 5,000 options, exercisable at $5.00 per share, issued on August 10, 1997; (ii) 30,000 options, exercisable at $2.25 per share, issued on July 28, 1999; (iii) 25,000 options, exercisable at $4.00 per share, issued on May 17, 2000; (iv) 20,000 options, exercisable at $2.69 per share, issued on December 4, 2000; and (v) 50,000 options, exercisable at $2.45 per share, issued on February 12, 2002.  Mr. Ramsey’s warrants to purchase 7,080 shares of Common Stock, at an exercise price of $2.00 per share, were issued pursuant to a private offering and expire January 31, 2008.

(2)

Mr. Murphy is the beneficial owner of 17,100 shares of Common Stock, options to purchase 130,000 shares of Common Stock, warrants to purchase 7,080 shares of Common Stock and 225,000 shares of Series A Preferred Stock.  Mr. Murphy’s 130,000 options include the following options to purchase Common Stock, all of which are exercisable for a period of ten years from the date of issuance: (i) 5,000 options, exercisable at $5.00 per share, issued on August 10, 1997; (ii) 30,000 options, exercisable at $2.25 per share, issued on July 28, 1999; (iii) 25,000 options, exercisable at $4.00 per share, issued on May 17, 2000; (iv) 20,000 options, exercisable at $2.69 per share, issued on December 4, 2000; and (v) 50,000 options, exercisable at $2.45 per share, issued on February 12, 2002.  Mr. Murphy’s warrants to purchase 7,080 shares of Common Stock, at an exercise price of $2.00 per share, were issued pursuant to a private offering and expire January 31, 2008.

(3)

Ms. Ramsey is the beneficial owner of 577 shares of Common Stock and options to purchase 32,250 shares of Common Stock.  Ms. Ramsey’s 32,250 options include the following options to purchase Common Stock, all of which are exercisable for a period of ten years from the date of issuance: (i) 1,000 options, exercisable at $5.00 per share, issued on August 10, 1997; (ii) 10,000 options, exercisable at $2.25 per share, issued on July 28, 1999; (iii) 8,750 options, exercisable at $4.00 per share, issued on May 15, 2000; (iv) 5,000 options, exercisable at $2.69 per share, issued on December 4, 2000; and (v) 7,500 options, exercisable at $2.45 per share, issued on February 12, 2002.

(4)

Mr. Eagan is the beneficial owner of options to purchase 41,000 shares of Common Stock and 100,000 shares of Series A Preferred Stock.  Mr. Eagan’s 41,000 options include the following options to purchase Common Stock, all of which are exercisable for a period of ten years from the date of issuance: (i) 1,000 options, exercisable at $5.00 per share, issued on August 10, 1997; (ii) 10,000 options, exercisable at $2.25 per share, issued on July 28, 1999; (iii) 8,750 options, exercisable at $4.00 per share, issued on May 17, 2000; (iv) 8,500 options, exercisable at $2.69 per share, issued on December 4, 2000; and (v) 12,750 options, exercisable at $2.45 per share, issued on February 12, 2002.

(5)

Mr. Healy is the beneficial owner of 1,000 shares of Common Stock, options to purchase 26,250 shares of Common Stock and warrants to purchase 14,160 shares of Common Stock.  Mr. Healy’s 26,250 options include the following options to purchase Common Stock, all of which are exercisable for a period of ten years from the date of issuance: (i) 5,000 options, exercisable at $2.25 per share, issued on July 28, 1999; (ii) 8,750 options, exercisable at $4.00 per share, issued on May 17, 2000;  (iii) 5,000 options, exercisable at $2.69 per share, issued on December 4, 2000; and (iv) 7,500 options, exercisable at $2.45 per share, issued on February 12, 2002.    Mr. Healy’s warrants to purchase 14,160 shares of Common Stock, at an exercise price of $2.00 per share, were issued pursuant to a private offering and expire January 31, 2008.

(6)

Mr. D’Antona is the beneficial owner of 74 shares of Common Stock and options to purchase 26,250 shares of Common Stock.  Mr. D’Antona’s 26,250 options include the following options to purchase Common Stock, all of which are exercisable for a period of ten years from the date of issuance: (i) 5,000 options, exercisable at $2.25 per share, issued on July 28, 1999; (ii) 8,750 options, exercisable at $4.00 per share, issued on May 17, 2000; (iii) 5,000 options, exercisable at $2.69 per share, issued on December 4, 2000; and (iv) 7,500 options, exercisable at $2.45 per share, issued on February 12, 2002.

(7)

Mr. Rossomando is the beneficial owner of 99,061 shares of Common Stock and options to purchase 30,000 shares of Common Stock.  Mr. Rossomando’s 30,000 options include the following options to purchase Common Stock, all of which are exercisable for a period of ten years from the date of issuance: (i) 12,000 options, exercisable at $2.69 per share, issued on December 4, 2000; and (ii) 18,000 options, exercisable at $2.45 per share, issued on February 12, 2002.

(8)

Mr. Cerreta is the beneficial owner of 99,061 shares of Common Stock and options to purchase 30,000 shares of Common Stock.  Mr. Cerreta’s 30,000 options include the following options to purchase Common Stock, all of which are exercisable for a period of ten years from the date of issuance: (i) 12,000 options, exercisable at $2.69 per share, issued on December 4, 2000; and (ii) 18,000 options, exercisable at $2.45 per share, issued on February 12, 2002.

(9)	Ms. Didlot is the beneficial owner of 4,675 shares of Host Common Stock.

Changes in Control

       There is no arrangement or understanding known to the Company which may at a subsequent date result in a change in control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       To the Company's knowledge, during the fiscal year ended June 30, 2002, the Company's ten percent shareholders, officers and directors timely complied with all applicable filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended. This statement is based solely on a review of the copies of such reports furnished to the Company by such reporting persons and their written representations that such reports accurately reflect all reportable transactions.

PROPOSAL 1—ELECTION OF DIRECTORS

       The Company's articles of incorporation provide that the members of the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with one class being elected each year. Directors in each class are elected for three-year terms. The Board currently consists of eight members, of which three are to be elected at the Meeting.

       The three nominees for director receiving the most votes for their election will be elected directors, assuming a quorum is present. Abstentions and broker non-votes will have no effect on the election of directors. Shareholders do not have the right to cumulate their votes for directors. The persons named in the enclosed form of proxy, unless otherwise directed therein, intend to vote such proxy FOR the election of each of the nominees named below as director for the term specified. If a nominee becomes unavailable for any reason, the persons named in the proxy are expected to vote for such nominees as are recommended by management or to reduce the number of persons to be elected. Management has no reason to believe that the nominees will be unavailable or unwilling to serve if elected to office.

       The Board of Directors has nominated three persons for election as director at the Meeting to serve for three-year terms. The nominees are currently serving as directors and have consented to serve for the new terms if re-elected.

       The Board of Directors recommends a vote "FOR" the election of each of the nominees identified below as a director for a three-year term.

Present Directors Nominated For Re-Election

Name	Age	Position	Director Since	Term to Expire
Anne L. Ramsey	55	Secretary and Director	1986	2005
Tammi Didlot	37	President of SelectForce and Director	2002	2005
Thomas P. Eagan Jr.	60	Director	1988	2005

Directors Continuing in Service

Name	Age	Position	Director Since	Term to Expire
Geoffrey W. Ramsey	52	CEO, President, Treasurer and Director	1986	2003
David J. Murphy	45	CFO, Executive Vice President and Director	1986	2003
Gilbert Rossomando	44	President of Lindley and Director	2000	2003
John D’Antona	60	Director	1998	2004
Patrick J. Healy	59	Director	1998	2004

       There are no family relationships among any directors, executive officers or persons nominated or chosen by Host to become a director or executive officer, except that Geoffrey Ramsey and Anne Ramsey are brother and sister.

       Additional information regarding the nominees for election as directors and the continuing directors of the Company follows:

Nominees

Anne L. Ramsey	Secretary and Director

Ms. Ramsey has been the Secretary and a Director of Host since March 1986. Along with her duties as Corporate Secretary, Ms. Ramsey serves as the Human Resources Director.  Prior to 1986, she was Vice President of Operations for Comstock Leasing, Inc. in San Mateo, California from 1984 to 1985.  From 1980 to 1984, she was Operations Manager for Comstock Leasing.

Tammi Didlot	President of SelectForce and Director

Ms. Didlot has served as the President of SelectForce since July 2000 and has more than 10 years of experience in the information industry.  In her capacity as President of SelectForce, Ms. Didlot is responsible for all financial, marketing and sales activities for SelectForce.  Prior to joining SelectForce, Ms. Didlot worked for Choice Point (formerly Equifax Services) in various roles.  From 1992 to 1995, she was the General Manager in Oklahoma and Arizona.  From 1995 to 1997, she was the General Manager of the National Telephone Audit Center.  In 1997, she was promoted to Director of Centralized Processing and promoted again in 1998 to Assistant Vice President of Inside Services.  In 1999 she became the Vice President of Sales Marketing for Choice Point.  Ms. Didlot has a B.S. degree in Business Administration from Oklahoma State University.

Thomas P. Eagan, Jr.	Director

Mr. Eagan has been a Director of Host since November 1988.  He has been employed as a Regional Sales Director with Eastern Bag & Paper Co., Inc. in Bridgeport, Connecticut since May 1979.  From February 1972 to May 1979, Mr. Eagan owned and operated Purifier Systems, Inc. in Hamden, Connecticut, a wholesale paper distributor.  From January 1972 to February 1973, Mr. Eagan was Regional Manager for Piedmont Capital Corp., a mutual fund life insurance underwriter located in Woodbridge, Connecticut.  In this capacity, Mr. Eagan supervised Piedmont’s Financial Planners and District Managers in southern Connecticut.  Mr. Eagan studied Business Administration and graduated from Quinnipiac University in Hamden, Connecticut.

Continuing Directors

Geoffrey W. Ramsey	CEO, President, Treasurer and Director

Mr. Ramsey, Host’s co-founder, has been the CEO, President, Treasurer and a Director of Host since March 1986.  Mr. Ramsey has more than 30 years experience in the food service industry. Currently, he is responsible for the day-to-day management of all marketing and sales activities for Host.  He also is responsible for future growth planning and evaluating potential acquisition candidates.  He has developed a comprehensive sales program for manual dining operations, vending and other ancillary services.  Prior to 1986, Mr. Ramsey operated a number of diverse food service operations.  These included the University of New Haven, Southern Connecticut State University, Choate – Rosemary Hall and others.  Mr. Ramsey was Personnel and Training Specialist for ARA Services and has a B.S. degree from the University of New Haven and a A.A.S. degree from the Culinary Institute of America.

David J. Murphy	CFO, Executive Vice President and Director

Mr. Murphy, a co-founder of Host, has been CFO, Executive Vice President and a Director of Host since March 1986.  Mr. Murphy has more than 25 years experience in the industry.  Currently, he is responsible for all financial and operational aspects of Host.  From 1984 to 1986 he was the Operations Manager for Campus Dining at the University of New Haven and served as Adjunct Professor in the Hotel, Restaurant and Tourism School.  From 1983 to 1984 he was involved in operations at Hamilton College in Clinton, New York and Fairleigh Dickinson University in Madison, New Jersey.  Mr. Murphy received his B.S. degree in International Business from Quinnipiac University in Hamden, Connecticut, and a certificate in Exporting Marketing from the same college.  He has also completed post graduate courses in business.  Mr. Murphy is a member of the National Restaurant Association and the National Association of College and University Food Services and is listed in 1986-1987 Directory of Hospitality Educators.

Gilbert Rossomando	President of Lindley and Director

Mr. Rossomando has served as a Director of Host since July 2000 and is one of the founders of Lindley Food Services, Inc.  Mr. Rossomando served as an Officer and Director of Lindley from July 1995 to July 2000 and continues to be an officer of Lindley, as a subsidiary of Host, where he is responsible for cost analysis, sales and marketing, contract bidding and employee policies.  Mr. Rossomando has a Bachelors Degree in Business Administration and Food Service Management from the University of New Haven.

John D’Antona	Director

Mr. D’Antona has served as a Director of Host since February 1998.  Mr. D’Antona has 25 years experience in a variety of food service marketing and sales positions and for the past five years, he has been the New England Regional Manager for Mother Parker Tea and Coffee.  Mother Parker Tea and Coffee was established in 1912, is a Canadian company and is the largest private label and producer of tea and coffee in North America.

Patrick J. Healy	Director

Mr. Healy has been a Director since February of 1998. He is the Senior Vice President for Finance and Administration for Quinnipiac University and has held this position for the past 20 years.  He received his undergraduate degree in accounting from Quinnipiac, his MBA from the University of New Haven, a doctorate in Educational Leadership, Higher Education Administration, from the University of Connecticut, and completed the higher education program at the Institute for Educational Management at Harvard University.  He has been on the Board of the Connecticut Chapter of the Leukemia and Lymphoma Society since 1992, where he served as Treasurer, Vice President, and Chapter President.  He was elected to the National Board of the Leukemia and Lymphoma Society in 1996, and also serves on the Board of The Children’s Corner in Ridgefield, Connecticut.

MEETINGS OF DIRECTORS AND COMMITTEES

       The Company's Board of Directors held two meetings during 2002. The Company has established Audit and Compensation Committees. Certain information about these committees is provided below. All directors attended 100% of the Board and assigned committee meetings during 2002.

       The Audit Committee is presently composed of Patrick Healy, Thomas P. Eagan, and John D’Antona. This Committee recommends to the Board the firm to be retained as the Company's independent auditors and consults with and reviews the reports of the Company's independent auditors and the Company's internal financial staff. The Audit Committee held two meetings during 2002. See "Audit Committee Report" below.

       The Compensation Committee is presently composed of Geoffrey W. Ramsey, Thomas P. Eagan and John D’Antona. The Compensation Committee assists the Board in establishing compensation for key employees and administers employee benefit plans. Two meetings were held during 2002.

AUDIT COMMITTEE REPORT

       The Audit Committee of the Board of Directors is composed of three directors who are considered independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards rules. The Committee operates under a written charter adopted by the Board in June 1999.

       The primary purpose of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. The Audit Committee annually reviews and recommends to the Board the selection of the Company's independent accountants, subject to shareholder ratification.

       Management is responsible for preparing the Company's financial statements. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

       In this context, the Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Committee also has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

       The Company's independent accountants also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Committee discussed with the independent accountants that firm's independence. The Committee has considered whether the independent accountants' provision of non-audit services is compatible with maintaining the independence of the accountants.

       Based on the above discussions and review with management and the independent accountants, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2002 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors:

Patrick J. Healy
Thomas P. Eagan
John D’Antona

BUSINESS EXPERIENCE OF OTHER EXECUTIVE OFFICERS

       The following provides certain information concerning the executive officer of the Company who is not also a director:

Mark Cerreta	Executive Vice President of Lindley

Mr. Cerreta is a co-founder of Lindley Food Services, Inc., and since July 2000 has served as the Executive Vice President in charge of Host’s Lindley operations.  From July 1995 to July 2000, Mr. Cerreta served as an Officer and Director of Lindley.  Mr. Cerreta is currently responsible for customer relations, purchasing, commodity processing for donated foods and negotiating bid pricing with manufacturers.  He has a Bachelors degree in Business Administration and Food Service Management from the University of New Haven.

       Each officer of the Company holds office until his successor is duly elected and qualified or until his earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors if in its judgment it is in the best interests of the Company.

EXECUTIVE COMPENSATION Summary Compensation Table

       The following information is furnished for the years ended June 30, 2002, June 29, 2001 and June 30, 2000, for the Company's Chief Executive Officer and the three other executive officers of the Company whose salary and bonus exceeded $100,000 during 2002.

SUMMARY COMPENSATION TABLE
Long Term Compensation
Annual Compensation					Awards		Pay- outs
(a) Name And Principal Position	(b) Year(1)	(c) Salary ($)	(d) Bonus ($)	(e) Other Annual Compen- sation ($)(2)	(f) Restricted Stock Award(s) ($)	(g) Options/ SARs (#)	(h) LTIP Pay- outs ($)	(i) All Other Compen- sation ($)(3)
Geoffrey W. Ramsey President and CEO	2002 2001 2000	$147,000 $140,000 $140,000	$ -0- $ -0- $ -0-	$6,500 $6,500 $6,500	0 0 0	50,000 20,000 25,000	0 0 0	$19,300 $19,300 $19,300
David J. Murphy Vice President and CFO	2002 2001 2000	$141,750 $135,000 $135,000	$ -0- $ -0- $ -0-	$6,500 $6,500 $6,500	0 0 0	50,000 20,000 25,000	0 0 0	$12,500 $12,500 $12,500
Gilbert Rossomando President of Lindley(4)	2002 2001 2000	$142,000 $135,000 --	$ -0- $ -0- --	$6,500 $6,500 --	0 0 --	18,000 12,000 --	0 0 --	$12,500 $12,500 --
Mark Cerreta Executive Vice President of Lindley(4)	2002 2001 2000	$142,000 $135,000 --	$ -0- $ -0- --	$6,500 $6,500 --	0 0 --	18,000 12,000 --	0 0 --	$12,500 $12,500 --

(1)	Periods presented are for the fiscal years ended June 30, 2002, June 29, 2001 and June 30, 2000.
(2)	Host gives Messrs Ramsey, Murphy, Rossomando and Cerreta a car allowance valued at approximately $6,500 per year.
(3)	Includes health, life and disability insurance for Messrs. Ramsey and Murphy and health and disability insurance for Messrs. Rossomando and Cerreta.
(4)

Messrs. Rossomando and Cerreta entered into employment agreements with Host on August 1, 2000 in connection with Host’s acquisition of Lindley Food Services, Inc. Information for fiscal years prior to 2001 is not available.

Compensation of Directors

        Directors receive $500 for each meeting of the Board attended, $250 for participation in each meeting of the Board by telephone conference and $250 for participation, in person or by telephone conference, in each committee meeting.  Directors are reimbursed for out-of-pocket expenses in attending meetings of the Board of Directors or committees.

Employment Contracts

       The Company has employment agreements with Messrs. Ramsey and Murphy for five years which commenced February 12, 2002.  Under the terms of the agreements, Messrs. Ramsey and Murphy receive annual salaries of $147,000 and $141,750, respectively, which may be increased from time to time by the compensation committee or by the Board of Directors.  Their salaries will not be decreased without their consent.  Both individuals receive an expense account, an automobile expense account, related business expenses and all benefits afforded other employees. Host also provides health, disability and life insurance to Messrs. Ramsey and Murphy.  On September 12, 2002, The Board of Directors approved an increase in the annual salaries of Messrs Ramsey and Murphy to $154,000 and $149,000, respectively.  These salary increases were retroactive to July 29, 2002.

       Effective August 1, 2000, the Company entered into four (4) year employment agreements with Gilbert Rossomando and Mark Cerreta, the President and Vice President of Lindley, Host’s wholly-owned subsidiary.  Messrs. Rossomando and Cerreta each receive a base salary of $142,000 a year and benefits, including a car allowance and health and disability insurance.  The salaries of Messrs. Rossomando and Cerreta were increased to $149,000 on July 29, 2002 in accordance with the terms of their employment agreements.

       On March 28, 2002, the Company entered into a three-year employment agreement with the President of SelectForce, Inc., Tammi Didlot.  The terms of the contract provide an expense account, automobile expense allowance and health and disability insurance.  In accordance with the terms of her contract, Ms. Didlot is entitled to an initial salary of $82,240.  She is also eligible to receive incentive bonuses based upon the performance of the SelectForce operations.

2000 Stock Option Plan

       On September 5, 2000, Host adopted the 2000 Stock Option Plan which provides for the issuance of options to purchase up to 500,000 shares of Common Stock to employees, officers, directors and consultants.  The plan was ratified by the shareholders at our Annual Meeting of Shareholders on November 21, 2000.  As of the date of this report, 276,350 options have been awarded pursuant to the plan.  Unless sooner terminated, the plan will expire on September 5, 2010.

       The purpose of the plan is to encourage stock ownership by employees, officers, directors and consultants so that they may acquire or increase their proprietary interest in Host, to:

●	induce qualified persons to become employees, officers or consultants;
●	compensate employees, officers, directors and consultants for past services; and
●	encourage such persons to become employed by or remain in the employ of or otherwise continue their association with Host and to put forth maximum efforts for the success of the business.

       The plan states that it is not intended to be the exclusive means by which Host may issue options or warrants to acquire common stock, stock awards or any other type of award.  To the extent permitted by applicable law, Host may issue any other options, warrants or awards other than pursuant to the plan without shareholder approval.

       The plan is administered by the compensation committee of the Board of Directors.  At its discretion, the committee may determine the persons to whom options may be granted and the terms thereof.  As noted above, the committee may issue options to the Board.

       The terms of any options granted under the plan are not required to be identical as long as they are not inconsistent with the express provisions of the plan.  In addition, the committee may interpret the plan and may adopt, amend and rescind rules and regulations for the administration of the plan.

Securities Authorized for Issuance under Equity Compensation Plans

            The following table sets forth certain information concerning all equity compensation plans previously approved by shareholders and all equity compensation plans not previously approved by shareholders as of June 30, 2002.  Please refer to Proposal 2 for a discussion of the 2003 Stock Option Plan for which shareholder approval is being requested.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	200,000 (1) 276,350 (2)	$3.21 $2.53	0 223,650

Equity compensation plans not approved by shareholders	12,000 (3)	$5.00	0

Total	488,350	$2.87	223,650

_________________

(1)	Issued under the Host America Corporation 2000 Stock Option Plan
(2)	Issued under the Host America Corporation 1998 Stock Option Plan
(3)	Issued to executive officers and directors in August 1997.

Options Granted to Directors and Executive Management

       For information concerning options granted to directors and executive officers, please refer to the footnotes under “Security Ownership of Management” beginning on page 4 of this proxy statement.

Stock Options Granted to Executive Officers During Last Fiscal Year

       The following table sets forth certain information regarding grants of stock options to Host’s executive officers who received stock options during fiscal year 2002.  The fair value of the option grant was estimated on the date of the grant based on the then market price of Host’s Common Stock. None of the following options have been exercised.

Name (a)	Number of Securities Underlying Options/SARs Granted (#) (b)	Percent Of Total Options/SARs Granted To Employees In Fiscal Year (c)	Exercise Of Base Price ($/Sh) (d)	Expiration Date (e)
Geoffrey W. Ramsey...........	50,000	28.0%	$2.45	2/12/12
David J. Murphy..................	50,000	28.0%	$2.45	2/12/12
Anne L. Ramsey.................	7,500	4.2%	$2.45	2/12/12
Gilbert Rossomando.............	18,000	10.1%	$2.45	2/12/12
Mark Cerreta......................	18,000	10.1%	$2.45	2/12/12

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

       The following table sets forth certain information with respect to stock options exercised by Host’s executive officers during fiscal year 2002.  In addition, the table sets forth the number of shares covered by unexercised stock options held by executive officers as of June 30, 2002 and the value of “in-the-money” stock options which represent the positive spread between the exercise price of a stock option and the market price of the shares subject to such option as of June 30, 2002.

Name (a)	Shares Acquired On Exercise (b)	Value Realized ($) (c)	Number Of Unexercised Securities Underlying Options/SARs At FY-End (#) Exercisable/ Unexercisable (d)	Value Of Unexercised In-The-Money At FY-End ($) Exercisable/ Unexercisable (e)
Geoffrey W. Ramsey........	0	0	130,000/0	$56,200/0
David J. Murphy...............	0	0	130,000/0	$56,200/0
Anne L. Ramsey..............	0	0	32,250/0	$13,175/0
Gilbert Rossomando..........	0	0	30,000/0	$13,620/0
Mark Cerreta...................	0	0	30,000/0	$13,620/0

PROPOSAL 2—ADOPTION OF THE 2003 STOCK OPTION PLAN

       The Company’s existing stock option plan (the 2000 Stock Option Plan) was adopted in 2000 and there currently exists only 223,650 stock options available under the plan.  As a result, on September 12, 2002, the Board of Directors of the Company, subject to shareholder approval, adopted the 2003 Stock Option Plan (the “2003 Plan”). The purpose of the 2003 Plan is to provide a means whereby directors and selected employees, officers, agents, consultants and independent contractors of the Company or of any parent or subsidiary thereof, each as defined through reference to a 50% ownership threshold, may be granted incentive stock options and/or nonqualified stock options to purchase shares of Common Stock in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide an additional incentive for such persons to exert maximum efforts for the success of the Company and its affiliates by encouraging stock ownership in the Company.  A copy of the 2003 Plan is attached as Annex A to this Proxy Statement and the description of the 2003 Plan set forth below is qualified in its entirety by reference to the full text of the 2003 Plan.  In addition, the Company makes no guarantee as to the tax consequences described below with respect to the grant or exercise of an option, or sale of the stock covered by an option.

Description of the 2003 Plan

       The maximum number of shares of Common Stock with respect to which awards may be presently granted pursuant to the 2003 Plan is five hundred thousand (500,000) shares.  Shares issuable under the 2003 Plan may be either treasury shares or authorized but unissued shares.  The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of the Company.

       Subject to compliance with Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), the 2003 Plan shall be administered by the Board of Directors of the Company (the “Board”) or, in the event the Board shall appoint and/or authorize a committee, such as the Compensation Committee, of two or more members of the Board to administer the 2003 Plan, by such committee (the “Plan Administrator”).  Except for the terms and conditions explicitly set forth in the 2003 Plan, and subject to applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”) the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under the Plan, including, without limitation, selection of whether an option will be an incentive stock option or a nonqualified stock option, selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price per share, the timing of grants and all other terms and conditions of the options.

       Options granted under the 2003 Plan may be "incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Code or stock options which are not incentive stock options ("Non-Incentive Options" and, collectively with Incentive Options, hereinafter referred to as "Options"). Each Option may be exercised in whole or in part; provided, that only whole shares may be issued pursuant to the exercise of any Option. Subject to any other terms and conditions herein, the Plan Administrator may provide that an Option may not be exercised in whole or in part for a stated period or periods of time during which such Option is outstanding; provided, that the Plan Administrator may rescind, modify, or waive any such limitation

(including by the acceleration of the vesting schedule upon a change in control of the Company) at any time and from time to time after the grant date thereof.  During an optionee's lifetime, any Incentive Options granted under the Plan are personal to such optionee and are exercisable solely by such optionee.

       The Plan Administrator can determine at the time the Option is granted in the case of Incentive Options, or at any time before exercise in the case of Non-Incentive Options, that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, without limitation, federal tax and securities laws and regulations and state corporate law), an Option may be exercised by:

              (a)  delivery of shares of Common Stock of the Company held by an optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator;

              (b)  delivery of a properly executed notice of exercise, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state, or local withholding tax obligations that may arise in connection with the exercise; or

              (c)  delivery of a properly executed notice of exercise, together with instructions to the Company to withhold from the shares of Common Stock that would otherwise be issued upon exercise that number of shares of Common Stock having a fair market value equal to the Option exercise price.

       To the extent permitted by applicable law, the Plan Administrator may also permit any participant to pay the option exercise price upon exercise of an Option by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased shares. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the participant exceed the sum of (i) the aggregate option exercise price (less the par value of those shares) plus (ii) any federal, state and local income and employment tax liability incurred by the participant in connection with the option exercise.

       Upon a merger or consolidation in which securities possessing more than 25% of the total combined voting power of the Company's outstanding securities are transferred to a person different from the person holding those securities immediately prior to such transaction, the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company the sale, transfer or other disposition of all or substantially all of the Company's assets to an unrelated entity, or a change in the identity of more than three (3) directors over a two-year period each, a ("Corporate Transaction"), any award carrying a right to exercise that was not previously exercisable shall become fully exercisable, the restrictions, deferral limitations and forfeiture conditions applicable to any other award granted shall lapse and any performance conditions imposed with respect to awards shall be deemed to be fully achieved. Notwithstanding the foregoing, any Option granted to an employee shall not become fully vested until such time as the employee experiences an involuntary termination of employment (other than on account of misconduct).

       Incentive Options granted under the 2003 Plan may not be transferred, pledged, mortgaged, hypothecated or otherwise encumbered other than by will or under the laws of descent and distribution, except that the Plan Administrator may permit transfers of awards for estate planning purposes if, and to the extent, such transfers do not cause a participant who is then subject to Section 16 of the Exchange Act to lose the benefit of the exemption under Rule 16b-3 for such transactions.

       Additional rules apply under the Code to the grant of Incentive Options. For instance an Incentive Option must be exercised within 10 years after the date of grant, unless granted to an individual owning more than 10% of the Company's stock, in which case the exercise period may not exceed five (5) years. Similarly, an Incentive Option must be granted at an exercise price that equals or exceeds 100% of the fair market value of the underlying stock at the time of grant, a threshold that is increased to 110% of such fair market value in the case of a grant to an individual owning more than 10% of the Company's stock.

       For federal income tax purposes, the grant to an optionee of a Non-Incentive Option generally will not constitute a taxable event to the optionee or to the Company. Upon exercise of a Non-Incentive Option (or, in certain cases, a later tax recognition date), the optionee will recognize compensation income taxable as ordinary income, measured by the excess of the fair market value of the Common Stock purchased on the exercise date (or later tax recognition date) over the amount paid by the optionee for such Common Stock, and will be subject to federal income tax withholding. Upon recognition of income by the optionee, the Company may claim a deduction for the amount of such compensation. The optionee will have a tax basis in the Common Stock purchased equal to the amount paid plus the amount of ordinary income recognized upon exercise of the Non-Incentive Option. Upon the subsequent sale of the Common Stock received upon exercise of the Non-Incentive Option, an optionee will recognize capital gain or loss equal to the difference between the amount realized on such sale and his tax basis in the Common Stock, which may be long-term capital gain or loss if the optionee holds the Common Stock for more than one year from the exercise date.

       For federal income tax purposes, in general, neither the grant nor the exercise of an Incentive Option will constitute a taxable event to the optionee or to the Company, assuming the Incentive Option qualifies as an "incentive stock option" under Code §422. If an optionee does not dispose of the Common Stock acquired upon exercise of an Incentive Option during the statutory holding period, any gain or loss upon subsequent sale of the Common Stock will be long-term capital gain or loss, assuming the shares represent a capital asset in the optionee's hands. The statutory holding period is the later of two years from the date the Incentive Option is granted or one year from the date the Common Stock is transferred to the optionee pursuant to the exercise of the Incentive Option. If the statutory holding period requirements are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the Incentive Option or the subsequent sale of the Common Stock received upon exercise thereof. If the statutory holding period requirement is not satisfied, the optionee will recognize compensation income taxable as ordinary income on the date the Common Stock is sold (or later tax recognition date) in an amount equal to the lesser of (i) the fair market value of the Common Stock on that date less the amount paid by the optionee for such Common Stock, or (ii) the amount realized on the disposition of the Common Stock less the amount paid by the optionee for such Common Stock; the Company may then claim a deduction for the amount of such compensation income.

       The federal income tax consequences summarized hereinabove are based upon current law and are subject to change.

       The Board may amend, alter, suspend, discontinue or terminate the 2003 Plan at any time, except that any such action shall be subject to shareholder approval at the annual meeting next following such Board action if such shareholder approval is required by federal or state law or regulation or the rules of any exchange or automated quotation system on which the Common Stock may then be listed or quoted, or if the Board of Directors otherwise determines to submit such action for shareholder approval. In addition, no amendment, alteration, suspension, discontinuation or termination to the 2003 Plan may materially impair the rights of any participant with respect to any vested Option granted before amendment without such participant's consent. Unless terminated earlier by the Board, the 2003 Plan shall terminate upon the earliest to occur of (i) September 12, 2012, (ii) 10 years after the date or which the Board approves the 2003 Plan or (iii) the date on which all shares of Common Stock available for issuance under the 2003 Plan shall have been issued as vested shares. Upon such 2003 Plan termination, all Options and unvested stock issuances outstanding under the 2003 Plan shall continue to have full force and effect in accordance with the provisions of the agreements.

New Plan Benefits

       It is presently not determinable as to whether any benefits or amounts will be received by or allocated to the Company's executive officers, directors or employees. Further, had the 2003 Stock Plan been in effect during the last completed fiscal year, none of the Company's executive officers, directors or employees would have received benefits or amounts under the 2003 Stock Plan.  Information concerning stock option grants to the Company’s executive officers and directors is set forth under “Executive Compensation” beginning on page 13 of this proxy statement.

       The Board of Directors recommends a vote “FOR” approval of the adoption of the 2003 Plan.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF CARLIN, CHARRON &
ROSEN, LLP AS INDEPENDENT AUDITORS FOR 2003

       The Board of Directors has, subject to shareholder ratification, appointed the firm of Carlin, Charron & Rosen as independent auditors to examine the books of the Company and its subsidiaries for the year ending June 30, 2003, and to report on the consolidated balance sheets, statements of income and other related statements of the Company and its subsidiaries. Carlin, Charron & Rosen has served as independent auditors for the Company since October 16, 2002.  Prior to October 16, 2002, DiSanto Bertoline & Company, P.C. (“DiSanto Bertoline”) was engaged as the Company’s independent public accountants.  On October 16, 2002, DiSanto Bertoline resigned.  This resignation resulted from DiSanto Bertoline’s merger with Carlin, Charron & Rosen, LLP effective October 16, 2002.

       DiSanto Bertoline’s reports on the Company’s consolidated financial statements for each of the years ended 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty (except as discussed in the following paragraph), audit scope or accounting principles.

       DiSanto Bertoline’s report on the Company’s consolidated financial statements for the year ended June 30, 2002 contained an explanatory paragraph which stated that the consolidated financial statements were prepared assuming that the Company will continue as a going concern.  The Company’s bank notified the Company of its intent to not renew its revolving line of credit which matures on November 30, 2002 and further, the Company was in default of a certain loan covenant which allows the bank to demand repayment of all amounts owed.  No such demand had been made as of the report date.

       During the years ended June 30, 2002 and June 29, 2001 and through the date hereof, there were no disagreements with DiSanto Bertoline on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to DiSanto Bertoline’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years.

       Representatives of Carlin, Charron & Rosen, who are also the representatives of the former DiSanto Bertoline, are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to questions posed by the shareholders. Ratification of the appointment of Carlin, Charron & Rosen as the Company's independent auditors requires the affirmative vote of a majority of the shares of Common Stock voting on such matter. Abstentions and shares held by a broker, as nominee, that are not voted on this matter will not be included in determining the number of votes cast.

       The Board of Directors recommends a vote "FOR" approval of the proposal to ratify the appointment of Carlin, Charron & Rosen, LLP as the Company's independent auditors for 2003.

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

       Aggregate fees billed, including out-of-pocket expenses, for professional services rendered by DiSanto Bertoline & Company, P.C.  in connection with the audit of the Company's consolidated financial statements as of and for the year ended June 30, 2002 and the reviews of the Company's quarterly unaudited condensed consolidated interim financial statements during 2002 were $34,000.

       In addition to the above audit fees, DiSanto Bertoline & Company, P.C. billed $89,000 in connection with the two years of audited financial statements required for the Company’s acquisition of SelectForce during fiscal 2002.  The fees include support provided to the Company in connection with the SEC filings related to the acquisition, interim financial statements, and proforma financial statements.

Financial Information Systems Design and Implementation Fees

       During the year ended June 30, 2002, DiSanto Bertoline & Company, P.C. rendered no professional services to the Company in connection with the design and implementation of financial information systems.

All Other Fees

       In addition to the audit fees described above, aggregate fees of $20,710 were billed by DiSanto Bertoline & Company, P.C. during the year ended June 30, 2002, consisting of tax services performed for the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       The Company leases approximately 3,000 square feet of office space in Bridgeport, Connecticut for its wholly-owned subsidiary, Lindley Food Services, Inc. from Gilbert Rossomando, the President of Lindley and a director, and Mark Cerreta, the Executive Vice President of Lindley and a principal shareholder.  The rent on the lease is $3,000 per month.  The Company believes this is a competitive lease rate for similar real estate in Bridgeport, Connecticut area where the office is located.  All future transactions with management must be reviewed and approved by all of Host’s independent directors.

        On July 11, 2001, Host received a $150,000 loan from SelectForce pursuant to the terms of a promissory note executed by the parties.  The promissory note bears interest at the rate of 9.25% per annum and is payable in full by Host on December 28, 2001, which was extended to June 30, 2002.  The loan to Host was made independent from the merger, although it was made to assist Host with working capital and other expenses incurred in connection with the merger.  Upon consummation of the merger, SelectForce and Host agreed to extend the due date on the note indefinitely.

OTHER BUSINESS

       As of the date of this proxy statement, management of the Company is not aware of any matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

FINANCIAL INFORMATION

       The Company's Annual Report to Shareholders for the year ended June 30, 2002, is enclosed. The Company will provide without charge to any shareholder of record or beneficial owner of Common Stock or Series A Preferred Stock a copy of the Company's 2002 Annual Report to Shareholders or the 2002 Annual Report on Form 10-KSB (without exhibits), including financial statements filed with the SEC. Any such request should be directed to Host America Corporation, Two Broadway, Hamden, Connecticut 06518, Attention, Anne Ramsey, Secretary.

SHAREHOLDER PROPOSALS

       Shareholders interested in presenting a proposal for consideration at the Company’s Annual Meeting in the year 2004 may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended.  To be eligible for inclusion in the Company’s Proxy Statement, proposals must be received by the Company no later than October 1, 2003.

Geoffrey W. Ramsey PRESIDENT

Hamden, Connecticut
February 6, 2003

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SHARES OUTSTANDING AND VOTING RIGHTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP AND REPORTING OWNERSHIP
PROPOSAL 1 - ELECTION OF DIRECTORS
MEETINGS OF DIRECTORS AND COMMITTEES
AUDIT COMMITTEE REPORT
BUSINESS EXPERIENCE OF OTHER EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
PROPOSAL 2 - ADOPTION OF THE 2003 STOCK OPTION PLAN
PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF CARLIN, CHARRON & ROSEN, LLP AS INDEPENDENT AUDITORS FOR 2003
FEES PAID TO INDEPENDENT AUDITORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER BUSINESS
FINANCIAL INFORMATION
SHAREHOLDER PROPOSALS
ANNEX A - 2003 STOCK OPTION PLAN
PROXY CARD

ANNEX A

2003 STOCK PLAN

HOST AMERICA CORPORATION

2003 STOCK OPTION PLAN

ARTICLE ONE
GENERAL PROVISIONS

       I.  Purpose of the Plan

           The Host America Corporation 2003 Stock Option Plan (the "Plan") is intended to assist Host America Corporation, a Colorado corporation (the "Company"), and its Related Entities (as defined in the Appendix) in recruiting and retaining employees, directors, officers, agents, consultants, independent contractors and advisors (collectively, "Participants"), and in compensating Participants by enabling them to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company, its Related Entities and its shareholders.

           Capitalized terms used and not otherwise defined shall have the meanings assigned to such terms in the attached Appendix.

      II.  Structure of the Plan

           Pursuant to the Plan, eligible persons may, at the discretion of the Administrator, be granted options ("Stock Options") to purchase shares of the Company's common stock, $.001 par value (the "Common Stock"). The Stock Options granted under the Plan are intended to be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422(b) of the Code or options that do not meet the requirements of Incentive Stock Options ("Non-Statutory Stock Options").

      III.  Administration of the Plan

           A.     The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Options upon such terms (not inconsistent with the provisions of the Plan) as the Administrator may consider appropriate. The Administrator may decide, in its sole discretion, to exempt any grant of Stock Options to a Participant who is a "covered employee" within the meaning of Section 162(m)(3) of the Code from any applicable limitations of Section 162(m) of the Code by requiring decisions as to the grant of such Stock Options to be made by a committee of the Board comprised of two or more "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3). The foregoing terms may include conditions (in addition to those contained in this Plan) on the exercisability, transferability or forfeitability of all or any part of a Stock Option, including, by way of example and not limitation, requirements that the Participant complete a specified period of employment with or service to the Company or a Related Entity, that the Company achieve a specified level of financial performance or that the Company achieve a specified level of financial return. Notwithstanding any such conditions, the Administrator may, in its sole discretion, accelerate the time at which a Stock Option may be exercised, transferred or become nonforfeitable. The Administrator shall have the absolute discretion to determine whether specific grants shall be of Incentive Stock Options or Non-Statutory Stock Options. In addition, the Administrator shall have complete authority to interpret all provisions of the Plan, to prescribe the form of the documents evidencing the grant of Stock Options under the Plan ("Agreements"), to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of the Plan shall be final and conclusive. Neither the Administrator nor any member of the Board shall be liable for any act done in good faith with respect to the Plan, any Agreements or Stock Options. All expenses of administering this Plan shall be borne by the Company.

           B.     The Board, in its discretion, may appoint a committee of the Board and delegate to such committee all or part of the Board's authority and duties with respect to the Plan. The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Board's delegate or delegates that were consistent with the terms of the Plan.

      IV.  Eligibility

           A.     The persons eligible to participate in the Plan are as follows:

(i)	Employees, directors and officers of the Company or any Related Entity;
(ii)	non-employee members of the Board or non-employee members of the board of directors of any Related Entity; and
(iii)	consultants, agents and other independent advisors who provide services to the Company or to any Related Entity.

      V.  Stock Subject to the Plan

           A.     Shares Issued.  Upon the exercise of a Stock Option, the Company may issue to the Participant (or the Participant's broker if the Participant  so directs), shares of Common Stock from its authorized but unissued Common Stock or reacquired Common Stock.

           B.     Aggregate Limit.  The maximum aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed five hundred thousand (500,000) shares (on a pre-reverse stock split basis).

           C.     Reallocation of Shares. If a Stock Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Stock Option or portion thereof may be reallocated to other Stock Options to be granted under the Plan and shall be counted against the maximum number of shares set forth in the last sentence of B above. Unvested shares issued under the Plan and subsequently repurchased by the Company, at the option exercise or direct issue price paid per share, pursuant to the Company's repurchase rights under the Plan, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent Stock Options under the Plan.

           D.     Stock Split; Recapitalization. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class, without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number of shares of Common Stock issuable under the Plan and (ii) the number of shares of Common Stock and the exercise price per share in effect under each outstanding Stock Option, in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more shares of the Company's preferred stock which are outstanding on the date of issuance of any Stock Option into shares of Common Stock.

ARTICLE TWO STOCK OPTION GRANTS

      I.  Stock Option Terms

           Each Stock Option shall be evidenced by an Agreement, consisting of one or more documents in the form approved by the Administrator; provided, however, that each such document shall comply with the terms specified below. Each Agreement evidencing an Incentive Stock Option, shall, in addition, be subject to the provisions of the Plan applicable to Incentive Stock Options.

           A.     Exercise Price.

                    1.     The exercise price per share for Common Stock purchased upon the exercise of a Non-Statutory Stock Option shall be determined by the Administrator on the date of grant.

                    2.     The exercise price per share of Common Stock purchased upon the exercise of an Incentive Stock Option shall be such amount as the Administrator shall, in its best judgment, determine to be not less than the Fair Market Value on the date the Incentive Stock Option is granted; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time such Incentive Stock Option is granted, is a 10% Shareholder, the exercise price per share of Common Stock purchased upon the exercise of such Incentive Stock Option shall be such amount as the Administrator shall, in its best judgment, determine to be not less than one hundred and ten percent (110%) of the Fair Market Value on the date such Incentive Stock Option is granted.

                     3.     Unless otherwise provided by the Agreement, the exercise price shall become immediately due upon exercise of a Stock Option and shall, subject to the provisions of Section I of Article Three and the Agreement, be payable in cash or check made payable to the Company.

                     4.     Should the Common Stock be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") at the time a Stock Option is exercised, then the exercise price may also be paid as follows:

(i)

in shares of Common Stock held for the lesser of (A) six months or (B) the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the exercise date, or

(ii)

to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable instructions (A) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (B) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                          Notwithstanding the foregoing, payment of the applicable exercise pursuant to this Section I.A.4 is subject to the approval of the Administrator (which approval may be delayed, conditioned or withheld in its sole and absolute discretion) and compliance with applicable law. In addition, an officer or director of the Company or any Related Entity may pay the exercise price of a Stock Option in shares of Common Stock only if the shareholder approval or "non-employee director" approval requirements described in Article III, Section VIII are satisfied. Moreover, no "cashless exercise" under this Plan shall be permitted by the Administrator if such cashless exercise would contravene any provision of applicable law.

                          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the exercise date.

            B.     Effect of Termination of Service.

                   1.     The following provisions shall govern the exercise of any Stock Options held by a Participant at the time of cessation of Service or death:

(i)

Should the Participant cease to remain in Service for any reason other than death, Disability or Misconduct, then the Participant shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding Stock Option held by such Participant.

(ii)

Should Participant's Service terminate by reason of Disability, then the Participant shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding Stock Option held by such Participant.

(iii)

If the Participant dies while holding an outstanding Stock Option, then the personal representative of his or her estate or the person or persons to whom the Stock Option is transferred pursuant to the Participant's will or the laws of descent and distribution shall have a period of twelve (12) month following the date of the Participant's death during which to exercise each outstanding Stock Option previously held by such Participant.

(iv)	Under no circumstances, however, shall any such Stock Option be exercisable after the specified expiration of the option term.
(v)

During the applicable post-Service exercise period, the Stock Option may not be exercised in the aggregate for more than the number of vested shares for which the Stock Option is exercisable on the date of the Participant's cessation of Service. Upon the expiration of the applicable post-Service exercise period or (if earlier) upon the expiration of the option term, the Stock Option shall terminate and cease to be outstanding for any vested shares for which the Stock Option has not been exercised. However, the Stock Option shall, immediately upon the Participant's cessation of Service, terminate and cease to be outstanding with respect to any and all option shares for which the Stock Option is not otherwise at the time exercisable or in which the Participant is not otherwise at that time vested.

(vi)	Should Participant's Service be terminated for Misconduct, then all outstanding Stock Options held by the Participant shall terminate immediately and cease to remain outstanding.
(vii)

Notwithstanding (i), (ii) or (iii) above, in the case of the grant of a Non-Statutory Stock Option, the exercise period shall extend for such period of time following cessation of Service or death as the Administrator shall set forth in the applicable Agreement.

                    2.     The Administrator shall have the discretion, exercisable either at the time a Stock Option is granted or at any time while the Stock Option remains outstanding, to:

(i)

extend the period of time for which the Stock Option is to remain exercisable, following a Participant's cessation of Service or death, from the limited period otherwise in effect for that Stock Option to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the option term; and/or

(ii)

permit the Stock Option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such Stock Option is exercisable at the time of the Participant's cessation of Service but also with respect to one or more additional installments in which the Participant would have vested under the Stock Option had the Participant continued in Service.

            C.     Shareholder Rights.  The holder of a Stock Option shall have no shareholder rights with respect to the shares subject to the Stock Option until such person shall have exercised the Stock Option, paid the exercise price and become the record holder of the purchased shares.

             D.      Unvested Shares. The Administrator shall have the discretion to grant Stock Options which are exercisable for unvested shares of Common Stock. Should the Participant cease Service while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedures for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Administrator and set forth in the document evidencing such repurchase right; provided, however, that no such repurchase right shall be exercised by the Company earlier than six (6) months following the later of (i) the date on which the Stock Option is granted or (ii) the date of which the Stock Option is exercised.

            E.     Limited Transferability of Stock Options.  During the lifetime of the  Participant,  an  Incentive  Stock  Option shall be exercisable  only by the  Participant  and shall not be  assignable  or  transferable  other than by will or by the laws of descent and distribution following the Participant's death.

       II.  Incentive Stock Options

             The terms specified below shall be applicable to all Incentive Stock Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Three shall be applicable to Incentive Stock Options. Stock Options which are specifically designated as Non-Statutory Stock Options shall not be subject to the terms of this Section II.

            A.     Eligibility.  Incentive Stock Options may only be granted to Employees.

             B.     Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date, provided, however, that in the case of an Incentive Stock Option granted to a 10% Shareholder, the exercise price per share of Common Stock purchased upon the exercise of such Incentive Stock Option shall be such amount as the Administrator shall, in its best judgment, determine to be not less than one-hundred and ten percent (110%) of the Fair Market Value on the date such Incentive Stock Option is granted.

             C.     Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more Stock Options granted to any Employee under the Plan (or any other option plan of the Company or any Related Entity) may for the first time become exercisable as Incentive Stock Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such Incentive Stock Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Stock Options shall be applied on the basis of the order in which such Incentive Stock Options are granted.

             D.     Term of Incentive Stock Options. The maximum period in which an Incentive Stock Option shall be exercisable shall be ten (10) years from the date of grant, provided, however, that if any Employee to whom an Incentive Stock Option is granted is a 10% Shareholder, then the option term shall not exceed five (5) years measured from the option grant date.

             E.      Holding Period.  Except as permitted under the Code, Participant shall not have the right to sell, pledge, hypothecate or otherwise transfer any share of Common Stock acquired pursuant to the exercise of any Incentive Stock Option prior to the later of (i) two (2) years from the date of the grant of the Incentive Stock Option or (ii) one (1) year after the transfer to him of such share of Common Stock.

      III.  Corporate Transaction

            A.     The shares subject to each Stock Option outstanding under the Plan at the time of a Corporate Transaction shall automatically vest in full so that each such Stock Option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that Stock Option and may be exercised for any or all of those shares as fully vested shares of Common Stock; provided, however, that shares of Common Stock subject to an outstanding Stock Option granted to an Employee shall not automatically vest pursuant to this Section III, A until such time as the Employee experiences an Involuntary Termination following such Corporate Transaction.

             B.     The portion of any Incentive Stock Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation set forth in Section II, C above is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Incentive Stock Option shall be exercisable as a Non-Statutory Option under the Code.

             C.     The grant of Stock Options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      IV.  Cancellation and Regrant of Stock Options

             The Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, the cancellation of any or all outstanding Stock Options under the Plan and to grant in substitution therefore new Stock Options covering the same or different number of shares of Common Stock, but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date. No such replacement Stock Option shall be granted with a lower exercise price than the Stock Option for which it is substituted either six (6) months before or six (6) months after the cancellation.

ARTICLE THREE MISCELLANEOUS

      I.  Financing

          To the extent permitted by applicable law, the Administrator may permit any Participant to pay the option exercise price upon exercise of a Stock Option by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased shares. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Administrator in its sole discretion. In no event may the maximum credit available to the Participant exceed the sum of (i) the aggregate option exercise price (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Participant in connection with the option exercise.

      II.  Effective Date and Term of Plan

            A.     The Plan shall become effective on the date on which it is adopted by the Board (the "Effective Date"), provided, however, that if the Plan is not approved by a vote of the shareholders of the Company within twelve (12) months after the Effective Date, the Plan and any benefits granted under the Plan shall terminate.

            B.     The Plan shall terminate upon the earliest to occur of (i) [board approval date], (ii) ten (10) years from the Effective Date or (iii) the date on which all shares of Common Stock available for issuance under the Plan shall have been issued as vested shares. In addition the Board, in its sole discretion, may terminate the Plan at any time and for any reason it deems appropriate. Upon Plan termination, all Stock Options and vested stock issuances outstanding under the Plan shall continue to have full force and effect in accordance with the provisions of the Agreements.

      III.  Amendment of the Plan

              A.    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Stock Options or vested stock issuances at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, certain amendments may require the approval of the Company's shareholders pursuant to applicable laws and regulations.

            B.     Stock Options may be granted under the Plan which are in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued shall be held in escrow until there is obtained the approval of the Company's shareholders of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess grants are made, then (i) any unexercised Stock Options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Company shall promptly refund to the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate under Section 1274(d) of the Code) for the period the shares of Common Stock were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

      IV.  Use of Proceeds

              Any cash proceeds received by the Company from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

      V.  Withholding

            The Company's obligation to deliver shares of Common Stock upon the exercise of any Stock Options under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

      VI.  Regulatory Approvals

             The implementation of the Plan, the granting of any Stock Options under the Plan and the issuance of any shares of Common Stock upon the exercise of any Stock Option shall be subject to the Company's procurement of all approvals and permits as the Company, in its sole discretion determines to be required by regulatory authorities having jurisdiction over the Plan and the Stock Options granted under it.

      VII.  No Employment or Service Rights

               Nothing in the Plan shall confer upon a Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any Related Entity employing or retaining a Participant, which rights are hereby expressly reserved, to terminate a Participant's Service at any time for any reason, with or without cause.

      VIII.  Grants to Officers and Directors

                 Notwithstanding any provision of this Plan to the contrary a Stock Option granted to an officer or director of the Company or any Related Entity must be (i) approved by the Board or a Committee of the Board comprised solely of two or more "non-employee directors" within the meaning of Rule 16b-3(b)(3) of the Exchange Act or (ii) approved by the Company's shareholders or ratified by them, no later than the next Special meeting of the Company's shareholders, in accordance with Rule 16b-3(d)(2) of the Exchange Act. The foregoing requirement as to Board, non-employee director or shareholder approval shall not apply if the terms of the applicable Agreement provide that at least six (6) months must elapse from the date on which the Stock Option is granted to the date of disposition of the Stock Option (other than upon exercise or conversion) or such Stock Option's underlying shares of Common Stock.

      IX.  Sarbanes-Oxley Act Compliance

             Notwithstanding any provision of the Plan to the contrary, the Administrator, in accordance with any applicable rules or regulations promulgated by the Securities and Exchange Commission (the "SEC") and/or the United States Department of Labor, shall (i) notify in a timely manner any Participant qualifying as a beneficial owner of more than 10% of any class of equity security of the Company or any Related Entity registered under Section 12 of the Exchange Act or an officer or director of the Company or any Related Entity (each, a "reporting person" or "insider") of any transaction occurring under the Plan or any Agreement on or after August 29, 2002 that requires reporting by the reporting person or insider on SEC Form 4 or 5, as applicable, each as revised pursuant to amendments to Exchange Act rules 16a-3, 16a-6 or 16a-8, as applicable, made by the SEC pursuant to Section 403 of the Sarbanes-Oxley Act of 2002, P.L. No. 107-204 (the "Act"); and (ii) otherwise comply with all notice, disclosure and reporting requirements applicable to the Plan pursuant to such Act.

APPENDIX to PLAN

      The following definitions shall be in effect under the Plan:

              A.     Administrator  shall mean either the Board or the Committee  acting in its capacity as  administrator of the Plan.

              B.     Board shall mean the Company's Board of Directors.

              C.     Code shall mean the Internal Revenue Code of 1986, as amended.

              D.     Committee shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

               E.     Corporate Transaction shall mean any of the following shareholder-approved transactions to which the Company is a party or affecting the composition of the Board, as the case may be:

(i)

a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

(ii)	the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company,
(iii)	the sale, transfer or other disposition of all or substantially all of the Company's assets to an entity which, immediately prior to such transfer, is not a Related Entity, or
(iv)	a change in the identity of more than three (3) members of the Board over any two-year period.

       For purposes of this definition, "substantially all" shall mean at least 90% of the fair market value of the Company's net assets and at least 70% of the fair market value of the Company's gross assets, such fair market value to be determined by the Administrator in its sole discretion immediately prior to the transfer. "Net Assets" shall mean total assets as reported on the Company's most recent audited financial statements issued prior to the transfer less any short-term liabilities. "Gross Assets" shall mean total assets as reported on such financial statements.

              F.     Disability shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration. An individual shall not be considered to have experienced Disability unless a determination of such is made by the Administrator on the basis of such medical evidence as the Administrator deems warranted under the circumstances.

              G.     Employee shall mean an individual who is in the employ of the Company or any Related Entity, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

              H.     Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)

If the Common Stock is at the time traded on the Nasdaq National Market, the SmallCap Market or the OTC Bulletin Board, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market, the SmallCap Market or the OTC Bulletin Board, as the case may be. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)

If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)

If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market or SmallCap Market or the  OTC Bulletin Board, then the Fair Market Value shall be determined by the Administrator taking into account such factors, as the Administrator shall deem appropriate, which are determinative of an arm's length transaction between a willing seller and a willing buyer, neither being under an obligation to transact business, including but not limited to appropriate price to sales ratio factors.

              I.     Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i)	such individual's involuntary dismissal or discharge by the Company for reasons other than Misconduct, or
(ii)

such individual's voluntary resignation following (A) a change in his or her position with the Company which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, or (B) a reduction in his or her level of "base salary", as determined by the Administrator in its sole discretion, by more than 80 percent (80%) over a continuous 12-month period.

              J.     Misconduct shall having the meaning ascribed to such term or words of similar import in the Participants written employment or service contract with the Company or any Related Entity and, in addition, shall include (i) the Participant's breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Participant for the benefit of the Company or any Related Entity, as determined by the Administrator in its sole discretion; (ii) the Participant's conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (iii) the Participant's commission of any act of fraud, embezzlement or dishonesty with respect to the funds or property of the Company or any Related Entity; (iv) any unauthorized use or disclosure by the Participant of confidential information or trade secrets of the Company or any Related Entity; or (v) any other intentional misconduct by the Participant adversely affecting the business or affairs of the Company or any Related Entity in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Administrator may consider as grounds for the dismissal or discharge of any Participant on account of "Misconduct".

              K.     Related Entity A "parent corporation" of the Company or a "subsidiary corporation" of the Company within the meaning of Section 424(e) and (f) of the Code respectively.

              L.     Service shall mean the provision of services to the Company or any Related Entity by a person in the capacity of an Employee, a non-employee member of the Board or the Board of Directors of any Related Entity or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

               M.     Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

                N.     10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any Related Entity).

PROXY	HOST AMERICA CORPORATION PROXY SOLICITED BY THE BOARD OF DIRECTORS	PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 26, 2003

       The undersigned hereby constitutes and appoints Geoffrey W. Ramsey and David J. Murphy, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote all of the undersigned's shares of $.001 par value common stock or $.001 par value Series A preferred stock of Host America Corporation, a Colorado corporation (the "Company"), at the Annual Meeting of Shareholders to be held at Quinnipiac University, 275 Mount Carmel Avenue, Hamden, Connecticut 06518, at 10:00 a.m., Eastern Time, on March 26, 2003, and any and all adjournments thereof (the "Meeting"), for the purposes of considering and acting upon the following matters:

1.	The election of three directors of the Company to serve three-year terms expiring in 2005.	For all nominees listed (except as marked to the contrary below) o	Withhold authority to vote for all nominees o
Nominees:		Anne L. Ramsey	Tammi Didlot
Thomas P. Eagan, Jr.
(Instruction: to withhold authority to vote for any individual nominee, write that nominee's name in the following space):
2.	Approval of the adoption of the 2003 Stock Option Plan
o FOR o AGAINST o ABSTAIN
3.	Ratification of the appointment of Carlin, Charron & Rosen, LLP as independent auditors for the year ending June 30, 2003
o FOR o AGAINST o ABSTAIN
4.	Such other business as properly may come before the Meeting

       APPROVAL OF EACH MATTER LISTED ABOVE IS NOT CONTINGENT UPON THE APPROVAL OF ANY OTHER MATTER LISTED ABOVE.

(Continued on other side)

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, FOR APPROVAL OF THE 2003 STOCK OPTION PLAN, FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS AND IN THE DISCRETION OF THE PROXY HOLDERS NAMED HEREIN WITH RESPECT TO OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

        SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS RELATED TO THE MEETING ABOUT WHICH THE COMPANY DOES NOT RECEIVE TIMELY AND PROPER NOTICE AND WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2002, furnished therewith.

Dated:	, 2003

Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit power of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOST AMERICA CORPORATION PLEASE SIGN AND RETURN THIS PROXY TO COMPUTERSHARE TRUST COMPANY IN THE ENVELOPE PROVIDED. THE GRANTING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

February 6, 2003